UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2018 and February 8, 2018, ImageWare Systems, Inc. (the “Company”) entered into amendments to the employment agreements (the “Employment Amendments”) for Messrs. David Harding, the Company’s Chief Technical Officer, and S. James Miller, Jr., the Company’s Chairman of the Board of Directors and Chief Executive Officer, respectively. Pursuant to the terms of the Employment Amendments, the term of each executive officer’s employment agreement was extended until December 31, 2018. A copy of each of the Employment Amendments is attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 9, 2018, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Charter”), to increase the authorized number of shares of its common stock, par value $0.01 per share (“Common Stock”), to 175.0 million from 150.0 million shares. A copy of the Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 4, 2018, the Company began soliciting written consents from its shareholders pursuant to the Consent Solicitation Statement on Schedule 14A filed with the Securities and Exchange Commission on January 4, 2018, to approve (i) an amendment to the Company’s Charter to increase the number of shares of the Company’s Common Stock authorized thereunder from 150.0 million to 175.0 million, and (ii) an amendment to the Company’s 1999 Stock Option Plan to increase the number of shares authorized for issuance thereunder from approximately 6.2 million to approximately 8.2 million (together, the “Proposed Amendments”). As of February 9, 2018, the Company had received written consents approving the Proposed Amendments from shareholders representing 62,663,628 votes, consisting of 41,033,193 shares attributable to common stock, 21,630,435 shares attributable to Series A Preferred Stock, and 0 shares attributable to Series B Preferred Stock, or over 50% of the Company’s voting capital stock. As a result, the Proposed Amendments were approved, and the Company terminated the solicitation on February 9, 2018.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: February 12, 201	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation
10.1	Fifth Amendment to Employment Agreement, by and between David E. Harding and ImageWare Systems, Inc., dated February 7, 2018
10.2	Tenth Amendment to Employment Agreement, by and between S. James Miller and ImageWare Systems, Inc., dated February 8, 2018